EXHIBIT 16.1

                          [Hurley & Company Letterhead]







Chief Accountant
Securities and Exchange Commission
450 5th Street
Washington, DC  20549



This letter is to inform you that the auditor - client relationship with Tridon Enterprises, Incorporated has ceased as of April 10, 2002.

There were no disagreements about accounting issues.

We have read and agree with the comments in Item 4 of Form 8-K of Tridon Enterprises, Inc. dated April 10, 2002.


/s/ Hurley & Company
---------------------
Hurley & Company

Granada Hills, California
April 10, 2002